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                                                                      EXHIBIT 24
                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barbara A. Cannon and Paul R. Johnson such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933, as amended, for the registration of 755,000 shares of Common Stock of Summit Medical Systems, Inc. under certain employee, consultant and outside director stock option agreements, and any and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: September 10, 1998


Signature                                     Title
---------                                     -----


/s/ John M. Nehra                             Chairman, Board of Directors
--------------------------------
John M. Nehra

/s/ W. Hudson Connery, Jr.                    Director
--------------------------------
W. Hudson Connery, Jr.

/s/ Richard B. Fontaine                       Director
--------------------------------
Richard B. Fontaine

/s/ Peter T. Garahan                          Director
--------------------------------
Peter T. Garahan

/s/ Kent J. Thiry                             Director
--------------------------------
Kent J. Thiry